CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8, filed with the Securities and Exchange Commission on July 12, 2004, relating to the Humatech, Inc. 2004 Non-Qualified Stock Grant and Option Plan of our report dated October 20, 2003, with respect to our audit of the financial statements of Humatech, Inc. included in its Annual Report on Form 10-KSB as of April 30, 2003, and for the year then ended, and the year ended April 30, 2002, filed with the Securities and Exchange Commission.

By:	/s/ EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona
July 9, 2004